Exhibit 11.1


Statement regarding computation of per shar earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:


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                                                       As of March 31,
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                                                        2005               2004
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Net loss allocable to
    common shares (numerator)                     $ (584,589)       $(1,577,456)
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Shares used in the calculation
    (denominator)
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   Weighted average shares outstanding            17,199,887                100
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   Effect of diluted stock options                        --                 --
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   Fully diluted shares                           17,199,887                100
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Basic earnings per share                          $    (0.03)       $   (15,775)
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Fully diluted earnings per share                  $    (0.03)       $   (15,775)
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